Exhibit 4.1

SUNSTONE HOTEL PARTNERSHIP, LLC

Issuer,

SUNSTONE HOTEL INVESTORS, INC.,

Parent Guarantor,

CERTAIN SUBSIDIARIES OF SUNSTONE HOTEL INVESTORS, INC.,

Subsidiary Guarantors,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

Trustee

FOURTH SUPPLEMENTAL INDENTURE

Dated as of May 20, 2009

4.60% Exchangeable Senior Notes due 2027

FOURTH SUPPLEMENTAL INDENTURE

THIS FOURTH SUPPLEMENTAL INDENTURE (this “Fourth Supplemental Indenture”) to the Indenture, dated as of June 18, 2007 (the “Original Indenture” and as amended and supplemented to the date hereof, the “Indenture”), is entered into as of May 20, 2009, among SUNSTONE HOTEL PARTNERSHIP, LLC, a Delaware limited liability company (the “Issuer”), SUNSTONE HOTEL INVESTORS, INC., a Maryland corporation (the “Parent Guarantor”), CERTAIN SUBSIDIARIES OF THE PARENT GUARANTOR SIGNATORIES HERETO (including subsidiaries of the Parent Guarantor subsequently becoming guarantors, the “Subsidiary Guarantors” and, together with the Parent Guarantor, the “Guarantors”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States, as Trustee hereunder (the “Trustee”), having its Corporate Trust Office at 707 Wilshire Boulevard, 17th Floor, Los Angeles, California 90017.

WHEREAS, pursuant to Section 301 of the Original Indenture, the Issuer, the Guarantors and the Trustee established the terms of a series of Securities entitled the “4.60% Exchangeable Senior Notes due 2027” of the Issuer in respect of which certain of the Guarantors are guarantors (the “Notes”) pursuant to that certain First Supplemental Indenture, dated as of June 18, 2007, among the Issuer, the Guarantors and the Trustee (the “First Supplemental Indenture”), and the Issuer issued and sold thereunder $220,000,000 aggregate principal amount of Notes;

WHEREAS, pursuant to Section 2.02 of the First Supplemental Indenture and Section 303 of the Original Indenture, the Issuer issued and sold an additional $30,000,000 aggregate principal amount of Notes pursuant to that certain Second Supplemental Indenture, dated as of June 27, 2007, among the Issuer, the Guarantors and the Trustee;

WHEREAS, pursuant to Section 902 of the Original Indenture, the Issuer and the Guarantors may enter into a supplemental indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of Notes under the Indenture, with the consent of the Holders of more than 50% in aggregate principal amount of the Outstanding Notes affected thereby;

WHEREAS, the Issuer has offered to purchase for cash any and all of the outstanding Notes upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated April 17, 2009 (as the same may be amended or supplemented from time to time, the “Offer to Purchase”), and in the related Letter of Transmittal and Consent (as the same may be amended or supplemented from time to time, the “Letter of Transmittal” and together with the Offer to Purchase, the “Offer Documents”) from each Holder of Notes and in connection with such Offer and subject to such terms and conditions has solicited such Holders’ consent (“Consent”) to an amendment to the Indenture (the “Amendment”) and the execution of this Fourth Supplemental Indenture;

WHEREAS, the Holders of more than 50% in aggregate principal amount of the Outstanding Notes have consented to the Amendment by validly tendering and not validly withdrawing Notes (and thereby delivering Consents in respect of such tendered Notes) or validly delivering and not validly revoking Consents without tendering their related Notes; and

WHEREAS, the Issuer, the Guarantors and the Trustee have duly authorized the execution and delivery of this Fourth Supplemental Indenture to amend the applicable section of the Indenture and have done all things necessary to make this Fourth Supplemental Indenture a valid agreement of the parties hereto, in accordance with its terms.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Notes, the Issuer, the Guarantors and the Trustee agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. Capitalized terms used in this Fourth Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

ARTICLE II

AMENDMENT TO INDENTURE

Section 2.01. Amendment to Indenture. Paragraph 5 of Section 501 of the Indenture is hereby amended and restated in its entirety as follows:

(5) a default under any bond, debenture, note or other evidence of indebtedness of the Issuer, the Parent Guarantor and/or Subsidiary of the Parent Guarantor (including a default with respect to the Securities of any series other than that series) under which there may be issued or by which there may be secured or evidenced any indebtedness for borrowed money by the Issuer, the Parent Guarantor, and/or any Subsidiary of the Parent Guarantor (the repayment of which the Issuer, the Parent Guarantor or any Subsidiary of the Parent Guarantor have guaranteed or for which the Issuer, the Parent Guarantor or any Subsidiary of the Parent Guarantor are directly responsible or liable as obligor or guarantor), whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness in an aggregate principal amount exceeding the Applicable Amount (as defined below) becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 30 days after there shall have been given, by registered or certified mail, to the Parent Guarantor and the Issuer by the Trustee or to the Parent Guarantor, the Issuer and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default and requiring the Issuer, the Parent Guarantor or such Subsidiary of the Parent Guarantor, as the case may be, to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder (as used herein, the “Applicable Amount” shall mean (a) in the case of the Issuer, the Parent Guarantor or any Subsidiary Guarantor, $25,000,000 and (b) in the case of any Subsidiary of the Parent Guarantor other than a Subsidiary Guarantor, $300,000,000); or

ARTICLE III

MISCELLANEOUS

Section 3.01. Effectiveness of Amendments. This Fourth Supplemental Indenture shall be effective upon its execution and delivery by the parties hereto. The amendment set forth in Article II hereof will only become operative immediately prior to the acceptance for payment of all Notes validly tendered and not withdrawn pursuant to the Offer therefor.

Section 3.02. Relation to Indenture. This Fourth Supplemental Indenture amends and supplements the Indenture and shall be a part and subject to all the terms thereof. Except as amended and supplemented hereby, all of the terms, provisions and conditions of the Indenture and the Securities issued thereunder shall continue in full force and effect.

Section 3.03. Concerning the Trustee. The Trustee shall not be responsible for any recital herein (other than as they appear and as they apply to the Trustee) as such recitals shall be taken as statements of the Issuer and the Parent Guarantor, or the validity of the execution by the Issuer or the Parent Guarantor of this Fourth Supplemental Indenture. The Trustee makes no representations as to the validity or sufficiency of this instrument.

Section 3.04. Effect of Headings. The Article and Section headings herein are for convenience of reference only and shall not affect the construction hereof.

Section 3.05. Counterparts. This instrument may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

Section 3.06. Governing Law. This instrument shall be governed by and construed in accordance with the laws of the State of New York.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the day and year first above written.

THE ISSUER SUNSTONE HOTEL PARTNERSHIP, LLC, a Delaware limited liability company, as Issuer of the Notes

By:	Sunstone Hotel Investors, Inc., Its Sole Managing Member

By:	/s/ Kenneth E. Cruse
Name:	Kenneth E. Cruse
Title:	Chief Financial Officer

THE PARENT GUARANTOR SUNSTONE HOTEL INVESTORS, INC., a Maryland corporation, as Parent Guarantor

By:	/s/ Kenneth E. Cruse
Name:	Kenneth E. Cruse
Title:	Chief Financial Officer

THE SUBSIDIARY GUARANTORS WB Sunstone-Portland, LLC

By:	/s/ Kenneth E. Cruse
Name:	Kenneth E. Cruse
Title:	Vice President

WB Sunstone-Riverside, LLC

By:	/s/ Kenneth E. Cruse
Name:	Kenneth E. Cruse
Title:	Vice President

Sunstone Windy Hill, L.L.C.

By:	/s/ Kenneth E. Cruse
Name:	Kenneth E. Cruse
Title:	Vice President

Fourth Supplemental Indenture

Sunstone Napa, L.L.C.

By:	/s/ Kenneth E. Cruse
Name:	Kenneth E. Cruse
Title:	Vice President

Sunstone Jamboree, LLC

By:	/s/ Kenneth E. Cruse
Name:	Kenneth E. Cruse
Title:	Vice President

Sunstone MacArthur, LLC

By:	/s/ Kenneth E. Cruse
Name:	Kenneth E. Cruse
Title:	Vice President

Sunstone Hotels Rochester, L.L.C.

By:	/s/ Kenneth E. Cruse
Name:	Kenneth E. Cruse
Title:	Vice President

Sunstone Center Court, LLC

By:	/s/ Kenneth E. Cruse
Name:	Kenneth E. Cruse
Title:	Vice President

Sunstone Quincy, LLC

By:	/s/ Kenneth E. Cruse
Name:	Kenneth E. Cruse
Title:	Vice President

WSRH LAX Airport, L.L.C.

By:	/s/ Kenneth E. Cruse
Name:	Kenneth E. Cruse
Title:	Vice President

Fourth Supplemental Indenture

THE TRUSTEE Wells Fargo Bank, National Association, as Trustee

By:	/s/ Maddy Hall
Name:	Maddy Hall
Title:	Vice President

Fourth Supplemental Indenture